UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2012

COMPLETE GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34939	20-3226545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2071 Stierlin Court

Mountain View, California 94043

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 943-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 15, 2012, Complete Genomics, Inc., a Delaware corporation (the “Company”), BGI-Shenzhen, a company organized under the laws of the People’s Republic of China (“Parent”), and Beta Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (the “Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent, through the Purchaser, will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for $3.15 per share (the “Offer Price”) net to the seller in cash, without interest.

Completion of the Offer is subject to several conditions, including (i) that a majority of the Shares outstanding (determined on a fully diluted basis) be validly tendered and not validly withdrawn prior to the expiration of the Offer; (ii) the expiration or termination of any applicable waiting period relating to the Offer, the Merger (as defined below) or the other transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the approval of each of the Ministry of Commerce of the People’s Republic of China (the “PRC”), the National Development and Reform Commission of the PRC and the State Administration of Foreign Exchange of the PRC; (iv) the Committee on Foreign Investment in the United States (“CFIUS”) shall have notified Parent and the Company in writing that it has determined not to investigate the transactions contemplated by the Merger Agreement (including the Offer and the Merger) pursuant to the powers vested in it by the Exon-Florio Amendment to the Defense Production Act of 1950 or, in the event that CFIUS has undertaken such an investigation, CFIUS has terminated such investigation or the President of the United States has determined not to take any action to suspend or prohibit the transactions contemplated by the Merger Agreement; (v) the absence of a material adverse effect on the Company; and (vi) certain other customary conditions.

The Merger Agreement also provides that following consummation of the Offer and satisfaction of certain conditions, the Purchaser will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by (i) Parent, the Purchaser, the Company or their respective subsidiaries or (ii) stockholders of the Company who properly exercised their appraisal rights under the Delaware General Corporation Law) will be converted into the right to receive the Offer Price.

If the Purchaser holds 90% or more of the outstanding Shares following the completion of the Offer, the parties will effect the Merger as a short-form merger without the need for approval by the Company’s stockholders. Otherwise, the Company may hold a special stockholders’ meeting to obtain stockholder approval of the Merger. Subject to the terms of the Merger Agreement, applicable law and the number of authorized and unissued Shares available under the Company’s certificate of incorporation, the Company has granted the Purchaser an irrevocable option (the “Top-Up Option”), exercisable after completion of the Offer, to purchase additional Shares from the Company as necessary so that Parent and the Purchaser own one Share more than 90% of the total Shares outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis. The Purchaser will pay the Offer Price for each Share acquired through exercise of the Top-Up Option, with the Purchaser paying the Company the aggregate par value of the Top-Up Option Shares in cash and the balance of the aggregate price by delivery of a promissory note.

Parent and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to promptly as practicable effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934, as amended, and other applicable laws with respect to the Offer and the Merger; and (ii) to use reasonable best efforts to take all appropriate action to consummate and effectuate the transactions contemplated by the Merger Agreement. The Company has agreed to conduct its business in all material respects in the ordinary course consistent with past practice, including not taking certain specified actions, prior to consummation of the Merger.

The Company has agreed not to solicit, initiate, seek, or knowingly encourage or facilitate any alternative proposals for the acquisition of the Company, or take any action to solicit, initiate, seek or knowingly encourage or facilitate any inquiry, expression of interest, proposal or offer that constitutes or could reasonably be expected to lead to any alternative proposal for the acquisition of the Company. However, subject to the satisfaction of certain conditions, the Company and its board of directors, as applicable, would be permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the board of directors’ recommendation following receipt of an unsolicited proposal, if the board of directors of the Company has concluded in good faith after consultation with its outside legal counsel that failure to do so would reasonably be expected to breach the fiduciary duties owed by the board of directors to the stockholders under Delaware law. In addition, the board of directors would be permitted to change its recommendation, for reasons not related to the receipt of an unsolicited proposal, in response to an unforeseen event that occurred after signing the Merger Agreement if the board of directors has concluded in good faith after consultation with the Company’s outside legal counsel and its independent financial advisor that in light of the unforeseen event the failure to make such change in recommendation would reasonably be expected to breach the fiduciary duties owed by the board of directors to the stockholders under Delaware law.

The Merger Agreement can be terminated by Parent or the Company under certain circumstances, and the Company will be required to pay Parent a termination fee of $4.0 million plus 4% of any amounts drawn under the Note (as defined below) in connection with certain terminations.

The Merger Agreement has been unanimously adopted by the board of directors of the Company.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company, Parent or the Purchaser in any public reports filed with the U.S. Securities and Exchange Commission by the Company or Parent. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by the Company to Parent in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

On September 17, 2012, the Company issued a joint press release with Parent relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Tender and Support Agreement

On September 15, 2012, in connection with the Offer, Clifford A. Reid, C. Thomas Caskey, Lewis J. Shuster, Charles P. Waite, Jr., Robert T. Wall, A. W. Homan, Ajay Bansal, Keith Raffel, Radoje T. Drmanac, OVP Venture Partners (and affiliated entities) and Essex Woodlands Health Ventures (and affiliated entities) (together, the “Supporting Stockholders”), each solely in their capacity as stockholders of the Company, entered into a Tender and Support Agreement with Parent and Purchaser (the “Tender and Support Agreement”). Under the terms of the Tender and Support Agreement, the Supporting Stockholders have agreed to tender all Shares now held or hereafter acquired by them in the Offer. The Supporting Stockholders have also agreed to vote such shares in support of the Merger in the event stockholder approval is required to consummate the Merger. The Supporting Stockholders collectively hold 6,094,109 Shares, or approximately 17.5% of the currently outstanding Shares.

The foregoing provisions of the Tender and Support Agreement terminate in the event that the Merger Agreement is terminated in accordance with its terms, subject to a 180 day continuation of obligation for the Supporting Stockholders in certain circumstances, if there is any reduction of the Offer Price or if there is any change in the form of consideration payable in the Offer or the Merger.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender and Support Agreement, which is attached hereto as Exhibit 10.1.

Bridge Loan

On September 15, 2012, in connection with entry into the Merger Agreement described above, the Company, Parent and BGI-HONGKONG Co., Limited, a limited company incorporated in Hong Kong and wholly owned subsidiary of Parent (the “Lender”), entered into a Convertible Subordinated Promissory Note (the “Note”).

Pursuant to the terms of the Note, the Company may draw up to an aggregate principal amount of $30 million, with the first draw in the amount of $6 million to be funded by the Lender on or about October 1, 2012. Thereafter the Company may draw up to an additional $6 million once per calendar month beginning in November 2012 subject to certain conditions, including the Merger Agreement being in full force and the absence of certain events of default. All amounts drawn under the Note shall bear interest at six percent (6%) per annum and the Note will mature on the earlier of September 30, 2014, the occurrence of a change in control (customarily defined) or an event of default occurring. The Note is unsecured and Lender has entered into subordination agreements (the “Subordination Agreements”) with Oxford Finance LLC (“Oxford”) and ATEL Ventures, Inc. (“ATEL” and together with Oxford, the “Senior Lenders”) whereby Lender has agreed to subordinate its indebtedness under the Note to the indebtedness owed by the Company to the Senior Lenders. The loan proceeds from the Note are to be used to fund the Company’s working capital and capital expenditure requirements in the ordinary course of the Company’s business.

All amounts outstanding under the Note may be convertible at any time after the termination of the Merger Agreement into common stock of the Company at the Offer Price. If a change of control (customarily defined) occurs, Lender may elect to have such conversion occur upon such change of control. Upon a conversion of all amounts outstanding under the Note, the Company is required to prepare, within 30 days from such conversion, a registration statement on Form S-3 with respect to all of the converted shares, and use commercially reasonable efforts to cause such registration statement to be declared effective. In addition to the foregoing registration right, subject to certain exceptions, if the Company registers any shares of its common stock, Lender will have the right to include any converted shares in such registration.

The Note also contains covenants that restrict the Company’s ability to, among other things, incur or assume certain debt, merge or consolidate, materially change the nature of its business, make certain investments, acquire or dispose of assets, make guaranties or grant liens on its assets, make certain loans, advances or investments, declare dividends or make distributions or enter into transactions with affiliates. The company may incur indebtedness that is subordinated to the indebtedness under the Note.

The events of default under the Note include payment defaults, material breaches of covenants, bankruptcy events and the occurrence of an event of default that continues under that certain Loan and Security Agreement between the Company and Oxford, dated as of March 25, 2011, as amended (the “Oxford Loan Agreement”). In the case of a continuing event of default, Lender may, declare due all unpaid principal amounts outstanding and exercise other customary remedies, subject in each case to the Subordination Agreements.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, which is attached hereto as Exhibit 10.2.

Amendment to Oxford Loan Agreement

On September 15, 2012, in connection with the entry into the Note described above, Oxford and the Company entered into an amendment of the Oxford Loan Agreement (the “Amendment”), whereby the Company agreed to, after the Lender funds under the

Note, maintain minimum cash and cash equivalents in an amount equal to at least 90% of the outstanding indebtedness owed to the Senior Lenders (“Minimum Liquidity Covenant”). Failure to comply with the Minimum Liquidity Covenant is an event of default under the Oxford Loan Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.3.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated herein by reference to the extent required.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 15, 2012, by and among BGI-Shenzhen, Beta Acquisition Corporation and Complete Genomics, Inc.

10.1	Tender and Support Agreement, dated September 15, 2012, by and among BGI-Shenzhen, Beta Acquisition Corporation, Clifford A. Reid, C. Thomas Caskey, Lewis J. Shuster, Charles P. Waite, Jr., Robert T. Wall, A. W. Homan, Ajay Bansal, Keith Raffel, Radoje T. Drmanac, OVP Venture Partners (and affiliated entities) and Essex Woodlands Health Ventures (and affiliated entities).

10.2	Convertible Subordinated Promissory Note, dated September 15, 2012, by and among BGI-Shenzhen, BGI-HONGKONG Co., Limited and Complete Genomics, Inc.

10.3	Amendment to Loan and Security Agreement, dated September 15, 2012, by and between Oxford Finance LLC and Complete Genomics, Inc.

99.1	Press Release issued by Complete Genomics, Inc. and BGI-Shenzhen, dated as of September 17, 2012.

Important Additional Information

This filing and the attached exhibits are neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. The tender offer for the shares of the Company has not commenced. Stockholders of the Company are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding the tender of their shares. At the time the offer is commenced, Parent and Purchaser will file tender offer materials with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of Offer to Purchase and related Letter of Transmittal will also be available from Parent.

Forward-Looking Statements

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to a number of risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by or that include the words “future”, “anticipate”, “potential”, “believe”, “may”, “could”, “would”, “might”, “possible”, “will”, “should”, “expect” or other terms of similar meaning, are forward-looking statements. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Company stockholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors, other business partners or governmental entities; other business effects, including effects of industry, economic or political conditions outside of the Company’s control; transaction costs; as well as risks discussed from time to time in the Company’s public disclosure filings with the SEC, including its most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and in its subsequently filed SEC reports, as well as the tender offer documents to be filed by Parent and the Solicitation/Recommendation Statement to be filed by the Company in connection with the tender offer. The information contained in this report is as of September 17, 2012. The Company disclaims any intent or obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2012	COMPLETE GENOMICS, INC.

	By:	/s/ Ajay Bansal
Ajay Bansal Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 15, 2012, by and among BGI-Shenzhen, Beta Acquisition Corporation and Complete Genomics, Inc.

10.1	Tender and Support Agreement, dated September 15, 2012, by and among BGI-Shenzhen, Beta Acquisition Corporation, Clifford A. Reid, C. Thomas Caskey, Lewis J. Shuster, Charles P. Waite, Jr., Robert T. Wall, A. W. Homan, Ajay Bansal, Keith Raffel, Radoje T. Drmanac, OVP Venture Partners (and affiliated entities) and Essex Woodlands Health Ventures (and affiliated entities).

10.2	Convertible Subordinated Promissory Note, dated September 15, 2012, by and among BGI-Shenzhen, BGI-HONGKONG Co., Limited and Complete Genomics, Inc.

10.3	Amendment to Loan and Security Agreement, dated September 15, 2012, by and between Oxford Finance LLC and Complete Genomics, Inc.

99.1	Press Release issued by Complete Genomics, Inc. and BGI-Shenzhen, dated as of September 17, 2012.